Exhibit (a)(1)(E)

MARATHON PETROLEUM CORPORATION

OFFER TO PURCHASE

FOR

CASH OF UP TO $4,000,000,000 OF SHARES OF ITS COMMON STOCK

AT A PURCHASE PRICE NOT GREATER THAN $63.00 PER SHARE

AND NOT LESS THAN $56.00 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JUNE 14, 2021, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 17, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 17, 2021 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) by Marathon Petroleum Corporation, a Delaware corporation (the “Company”), to purchase shares of its common stock, par value $.01 per share (the “Shares”), for cash up to an aggregate purchase price of $4,000,000,000, at a per Share price not greater than $63.00 and not less than $56.00, to the tendering shareholder in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase and the Letter of Transmittal. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Date, the Company will determine a single price per Share (the “Purchase Price”), which will be not greater than $63.00 and not less than $56.00 per Share, that the Company will pay, subject to “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, for Shares properly tendered at or below the Purchase Price in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of Shares tendered pursuant to the Offer and the prices specified, or deemed specified, by the tendering shareholders. The Purchase Price will be the lowest price per Share (in increments of $0.50) of not greater than $63.00 and not less than $56.00 per Share, at which Shares have been properly tendered, or have been deemed to be tendered, in the Offer, and not properly withdrawn, that will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $4,000,000,000 (or, if the Offer is not fully subscribed, all Shares properly tendered and not properly withdrawn pursuant to the Offer). All Shares purchased in the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, it is possible that not all of the Shares tendered at or below the Purchase Price will be purchased if Shares having an aggregate purchase price in excess of $4,000,000,000 are properly tendered, and not properly withdrawn, at or below the Purchase Price. No Shares tendered above the Purchase Price will be purchased pursuant to the Offer. Shares tendered but not purchased in the Offer will be returned to the tendering shareholders at the Company’s expense promptly after the Expiration Date.

The Offer is not conditioned on the receipt of financing or any minimum value of Shares being tendered. The Offer, however, is subject to other conditions set forth in Section 7 of the Offer to Purchase. The Company’s obligation to accept and pay for Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions. The Company reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

In accordance with the rules of the Securities and Exchange Commission, in the event that Shares are validly tendered at or below the Purchase Price (and not properly withdrawn) having an aggregate purchase price of more than $4,000,000,000, the Company may exercise its right to purchase an additional number of Shares not to exceed 2% of the outstanding Shares without extending the Expiration Date.

As of May 3, 2021, we had 652,654,584 issued and outstanding Shares (and 13,677,017 Shares reserved for issuance upon exercise of stock options (“Stock Options”) and vesting of restricted stock units (“RSUs”) and performance units (“PUs”) (assuming PUs vest at the specified maximum performance threshold)). If the Offer is fully subscribed at a Purchase Price of $63.00, the maximum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by the Company of 63,492,063 Shares, which would represent approximately 9.7% of our issued and outstanding Shares as of May 3, 2021 (which excludes Shares that would result from the assumed exercise of Stock Options and the assumed vesting of RSUs and PUs (“Potential Shares”)), or approximately 9.5% of our outstanding Shares on a fully diluted basis as of May 3, 2021 (which includes Potential Shares). If the Offer is fully subscribed at a Purchase Price of $56.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by the Company of 71,428,571 Shares, which would represent approximately 10.9% of our issued and outstanding Shares as of May 3, 2021 (which excludes Potential Shares), or approximately 10.7% of our outstanding Shares on a fully diluted basis as of May 3, 2021 (which includes Potential Shares).

The Company expressly reserves the right, in its sole discretion, to elect to purchase more than an aggregate purchase price of $4,000,000,000 of Shares in the Offer subject to applicable law. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if more than an aggregate purchase price of $4,000,000,000 of Shares (or such greater amount as the Company may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, the Company will purchase Shares in the following order of priority:

First, the Company will purchase all odd lots of less than 100 Shares from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (tenders of less than all of the Shares owned, beneficially or of record, by any such Odd Lot Holder (as defined in the Offer to Purchase) will not qualify for this preference) (“Preferred Odd Lots”);

Second, after purchasing all the Preferred Odd Lots that were properly tendered at or below the Purchase Price and not properly withdrawn before the Expiration Date, the Company will purchase Shares from all other shareholders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (except for shareholders who tendered Shares at or below the Purchase Price conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until the Company has purchased Shares having an aggregate purchase price of $4,000,000,000 (or such greater amount as the Company may elect to purchase, subject to applicable law); and

Third, only if necessary to permit the Company to purchase Shares having an aggregate purchase price of $4,000,000,000 (or such greater amount as the Company may elect to purchase, subject to applicable law), the Company will purchase Shares from shareholders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered at or below the Purchase Price must have properly tendered all of their Shares at or below the Purchase Price and not properly withdrawn them before the Expiration Date.

Therefore, it is possible that the Company will not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Sections 1 and 6 of the Offer to Purchase.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.

Shares may be tendered at prices not greater than $63.00 and not less than $56.00 per Share, as indicated in the attached Instruction Form, to you in cash, less applicable withholding taxes and without interest. Prices may be specified in increments of $0.50.

2.	You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3.	The Offer and withdrawal rights will expire at Midnight, New York City time, at the end of the day on June 14, 2021, unless the Offer is extended by the Company.

4.

The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. The Offer, however, is subject to other conditions. The Company’s obligation to accept and pay for Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions. See Section 7 of the Offer to Purchase.

5.

None of the Company or any members of its Board of Directors, the Dealer Managers, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares or as to any price at which you might tender your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and at what price or prices to tender. You should carefully read the information in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer, prior to making any decision with respect to the Offer.

6.

Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or stock transfer taxes on the purchase of Shares by the Company in the Offer. Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if shareholders tender Shares through such brokers or other nominees and not directly to the Depositary.

7.

If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered. The same Shares cannot be tendered (unless previously properly withdrawn) at more than one price.

8.

If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

Your prompt action is requested. Please forward your Instruction Form to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Shares. The Offer is not being made to, and tenders will not be accepted from or on behalf of, shareholders in any jurisdiction where it would be illegal to do so, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended. However, the Company may, at its discretion, take any action necessary to make the Offer to shareholders in any such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be made on our behalf by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTIONS FORM

With Respect to the Offer By

MARATHON PETROLEUM CORPORATION

To Purchase for Cash up to $4,000,000,000 of shares of its Common Stock, Par Value $.01 Per Share, at a Purchase Price Not Greater Than $63.00 Per Share and Not Less Than $56.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 17, 2021, and the related Letter of Transmittal (which together, as they may be supplemented or amended from time to time, constitute the “Offer”) by Marathon Petroleum Corporation, a Delaware corporation (the “Company”), to purchase shares of its common stock, par value $.01 per share (the “Shares”), for cash up to an aggregate purchase price of $4,000,000,000, at a per Share price not greater than $63.00 and not less than $56.00, to the seller in cash, less any applicable withholding taxes and without interest.

This Instructions Form will instruct you to tender to the Company the number of Shares indicated below or, if no number is indicated below, all Shares which are held by us and beneficially owned by you and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:                          SHARES*

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 of the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

1.	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Shareholder” below, the undersigned hereby tenders Shares at the purchase price as shall be determined by the Company in accordance with the terms of the Offer.

☐

The undersigned wants to maximize the chance that the Company will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby instructs that the Shares referenced above be tendered at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $56.00 per Share for purposes of determining the Purchase Price. This may effectively lower the Purchase Price and could result in the undersigned receiving a per-Share price as low as $56.00.

2.	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer” above, the undersigned hereby instructs that the Shares referenced above be tendered at the price checked. The undersigned understands that this action could result in the Company purchasing none of the Shares tendered hereby if the purchase price determined by the Company for the Shares is less than the price checked below.

☐ $56.00	☐ $56.50	☐ $57.00	☐ $57.50	☐ $58.00

☐ $58.50	☐ $59.00	☐ $59.50	☐ $60.00	☐ $60.50

☐ $61.00	☐ $61.50	☐ $62.00	☐ $62.50	☐ $63.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE WILL BE NO VALID TENDER OF SHARES.

A SHAREHOLDER WISHING TO HAVE SHARES TENDERED AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS

(See Instruction 14 of the Letter of Transmittal)

This section is to be completed only if instructions are being given to tender Shares by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐   By checking this box, the undersigned represents that the undersigned owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is instructing that all of those Shares be tendered.

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A shareholder may condition his or her tender of Shares upon the Company’s purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered on your behalf will be purchased. It is the shareholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Each shareholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional tender before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐   The minimum number of Shares that must be purchased from me, if any are purchased from me, is Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the shareholder must have had tendered all of his or her Shares and checked this box:

☐   The Shares to be tendered represent all Shares held by the undersigned.

SIGN HERE

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